Dentsply Sirona Appoints Glenn Coleman as Chief Financial Officer CHARLOTTE, N.C., September 22, 2022 (GLOBE NEWSWIRE) – DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the “Company”) (Nasdaq: XRAY) today announced that Glenn Coleman has been appointed Executive Vice President and Chief Financial Officer, effective September 26, 2022. He succeeds Barbara Bodem, who has served as Interim Chief Financial Officer since May 2022. Ms. Bodem will remain with the company and continue to serve as an advisor to Mr. Coleman until October 24, 2022. Mr. Coleman brings 30 years of financial management expertise to Dentsply Sirona. He joins the Company from Integra Lifesciences Holdings Corporation (“Integra”), where he most recently served as Executive Vice President and Chief Operating Officer and previously held the role of Chief Financial Officer. Prior to Integra, Mr. Coleman held numerous financial management positions at leading global businesses, including Curtiss-Wright Corporation and Alcatel-Lucent. Simon Campion, Chief Executive Officer of Dentsply Sirona, said, “We are pleased to have Glenn join us in the CFO role. He is a transformational leader with a strong history of driving value creation and sustainable growth. Over the course of his career, he has overseen financial and operational functions across several geographies and industries, including healthcare. Glenn, like me, is a high-integrity leader who shares our commitment to accountability, operational rigor, discipline, and execution. I have no doubts that he will be a great thought partner for me and the other members of the leadership team. Glenn’s leadership will be instrumental as we move forward with the previously announced review of the Company’s business and operations including competitive positioning and portfolio, margin enhancement opportunities, and capital structure.” Mr. Coleman said, “I’m excited to join Dentsply Sirona as the Company prepares to enter its next chapter. I look forward to working with Simon and rest of the team to bring greater focus and discipline to our execution, advance our financial, operational, and strategic goals, and ultimately deliver long-term growth and value creation.” Mr. Campion continued, “On behalf of the Company, I would like to express our gratitude to Barbara for her service as Interim CFO. During her tenure, Barbara enhanced key financial processes, helped build improved management systems, and advanced our top operational priorities. We look forward to continuing to benefit from her exceptional skill and leadership during the transition.” About Glenn Coleman Mr. Coleman previously served as Executive Vice President & Chief Operating Officer at Integra Lifesciences Holdings Corporation; a role held since 2019. As Chief Operating Officer, Mr. Coleman led operations and most of Integra’s talent force, including clinical, R&D, manufacturing, and quality functions while also leading the international team. Mr. Coleman was previously Integra’s Chief Financial Officer overseeing the finance department, including accounting and financial reporting, budgeting, internal audit, tax, treasury, investor relations, and information technology while also leading the international business. Prior to Integra, Mr. Coleman spent 25 years in financial management positions with leading global businesses, including Curtiss-Wright Corporation and Alcatel-Lucent, and began his career at PricewaterhouseCoopers LLP. Mr. Coleman earned a Bachelor of Science from Montclair State University and has been a CPA in New Jersey for more than 25 years. About Dentsply Sirona Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products. Contact Information Investors: Andrea Daley VP, Investor Relations +1-704-805-1293 InvestorRelations@dentsplysirona.com Press: Marion Par-Weixlberger VP, Corporate Communications and PR +43 676 848414588 marion.par-weixlberger@dentsplysirona.com